                                                                   Exhibit 10.21

                                           (As amended through January 11, 2000)


                           BJ'S WHOLESALE CLUB, INC.
                      Change of Control Severance Benefit
                       Plan for Key Employees, as Amended

     BJ's Wholesale Club, Inc. (the "Company") desires to assure that it and its Subsidiaries (collectively, the "Employer") will have the benefit of the continued service and experience of certain of their key employees and to assure the Employer and such employees of the continuity of management of the Company and the Employer in the event of a change of control of the Company, and adopts this plan as amended and restated (the "Plan") to provide such assurances. This Plan is intended to cover as Participants those employees of the Employer who are designated or otherwise described as a Participant in Exhibit A, paragraph
(j).

     1.    Benefits Upon Change of Control.
          --------------------------------

     1.01  In General.  Within 30 days following a Change of Control, whether or
           ----------
not a Participant's employment has been terminated, the Company shall pay to the Participant the following in a lump sum:

          (a) an amount equal to the product of (i) the "Target Bonus" under the BJ's Wholesale Club, Inc. Management Incentive Plan or any other annual incentive plan which is applicable to the Participant for the fiscal year in which the Change of Control occurs and (ii) a fraction, the numerator of which is the number of days in such fiscal year prior to the Change of Control and the denominator of which is 365; and

          (b) if the Participant is a participant in any long-range incentive plan at the time of the Change of Control, the benefits and payment provided for by the terms of such plan upon the occurrence of a Change of Control.

     1.02  Benefits Following a Qualified Termination. Participants whose
           ------------------------------------------
employment terminates in a Qualified Termination shall be entitled to the following additional benefits:

          (a) Within 30 days following the Participant's Date of Termination, the Employer shall pay to the Participant an amount equal to the accrued and unpaid portion of the Participant's Base Salary through the Date of Termination.

          (b) In addition to the amount described in paragraph (a) above, but subject to paragraph (c) below, the Employer shall pay and/or provide to the Participant all other benefits to which the Participant is entitled upon termination of the Participant's employment as set forth in any Company Severance Policy applicable to such Participant in existence immediately prior to the Change of Control (or in existence on the Date of Termination, if the benefits thereunder are greater), at the times and in the manner described in such Severance Policy.

          (c) In addition to amounts described in paragraph (a) above, the Employer shall pay in a single lump sum an amount equal to the Participant's Base Salary, determined as hereinafter provided, multiplied by the Applicable Number of Weeks, determined as provided on Exhibit B, to any Participant who had been employed by the Employer for at least 12 months prior to the Date of Termination. The Base Salary payable under this paragraph shall equal the Participant's Base Salary as in effect immediately prior to the Change of Control or, if greater, the Participant's Base Salary as in effect immediately prior to the Date of Termination. The benefit described in this paragraph shall be paid in lieu of the benefit described in paragraph (b) unless the benefit described in paragraph (b) is greater, in which case the benefit described in paragraph
     (b) shall be paid in lieu of the benefit described in this paragraph (c).

          (d) The Employer shall arrange and pay for continuation of medical and life insurance benefits for the Participant (which shall be in amount and terms substantially comparable to those in effect immediately prior to the Change of Control) for a period commencing on the Date of Termination and continuing for the Applicable Number of Weeks. To the extent the Participant, immediately prior to the Change of Control, was responsible for paying a portion of the premiums with respect to such insurance benefits, the Participant shall be required to continue to pay such amount.

     1.03  Coordination With Certain Tax Rules.
           -----------------------------------
          (a) Notwithstanding any other provision of this Plan, in the event that the Company undergoes a Change in Ownership or Control (as defined below), the Company shall not be obligated to provide to the Participant a portion of any "Contingent Compensation Payments" that the Participant would otherwise be entitled to receive to the extent necessary to eliminate any "excess parachute payments" (as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code")) for the Participant. For purposes of this Section 1.03, the Contingent Compensation Payments so eliminated shall be referred to as the "Eliminated Payments" and the aggregate amount (determined in accordance with Proposed Treasury Regulation Section 1.280G-1, Q/A-30 or any successor provision) of the Contingent Compensation Payments so eliminated shall be referred to as the "Eliminated Amount."

          (b) For purposes of this Section 1.03, the following terms shall have the following respective meanings:

               (i) "Change in Ownership or Control" shall mean a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 280G(b)(2) of the Code.


               (ii) "Contingent Compensation Payments" shall mean any payment (or benefit) in the nature of compensation that is made or made available (under this Agreement or otherwise) to a "disqualified individual" (as defined in Section 280G(c) of the Code) and that is contingent (within the meaning of Section

          280G(b)(2)(A)(i) of the Code) on a Change in Ownership or Control of the Company.


          (c) Any payments or other benefits otherwise due to the Participant following a Change in Ownership or Control that could be characterized (as reasonably determined by the Company) as Contingent Compensation Payments shall not be made until the determination, pursuant to this Section 1.03(c), of which Contingent Compensation Payments shall be treated as Eliminated Payments. Within 30 days after each date on which the Participant first becomes entitled to receive (whether or not then due) a Contingent Compensation Payment relating to such Change in Ownership or Control, the Company shall determine and notify the Participant (with reasonable detail regarding the basis for its determinations) (i) which of such payments and benefits constitute Contingent Compensation Payments and
     (ii) the Eliminated Amount. Within 30 days after delivery of such notice to the Participant, the Participant shall notify the Company which Contingent Compensation Payments, or portions thereof (the aggregate amount of which, determined in accordance with Proposed Treasury Regulation Section 1.280G-1, Q/A-30 or any successor provision, shall be equal to the Eliminated Amount), shall be treated as Eliminated Payments. In the event that the Participant fails to notify the Company pursuant to the preceding sentence on or before the required date, the Contingent Compensation Payments (or portions thereof) that shall be treated as Eliminated Payments shall be determined by the Company in its absolute discretion.

          (d) The provisions of this Section 1.03 are intended to apply to any and all payments or benefits available to the Participant under this Plan or any other agreement or plan of the Company under which the Participant receives Contingent Compensation Payments.


     1.04 Definitions.  The terms defined in Exhibits A and C hereto are used
          -----------
     herein as so defined.

     2.   Noncompetition; No Mitigation of Damages; Other Severance Payments;
          -------------------------------------------------------------------
          Withholding.
          -----------

     2.01 Noncompetition.  Upon a Change of Control, any agreement by a
          --------------
Participant not to engage in competition with the Employer subsequent to the termination of his employment, whether contained in an employment contract or other agreement, shall no longer be effective.

     2.02 No Duty to Mitigate Damages.  A Participant's benefits under this
          ---------------------------
Plan shall be considered severance pay in consideration of his past and future services, and his entitlement thereto shall neither be governed by any duty to mitigate his damages by seeking further employment nor offset by any compensation he may receive from future employment.

     2.03  Other Severance Payments.  In the event that the Participant has an
           ------------------------
employment contract or any other agreement with the Employer which entitles the Participant to severance payments upon the termination of his employment with the Employer (other than payments to be made under the Company's Severance Policy as described in Section 1.02(b)), the amount of any such severance payments shall be deducted from the payments to be made to the Participant under this Plan so as to avoid duplication of severance benefits.

     2.04 Withholding.  Anything to the contrary notwithstanding, all payments
          -----------
required to be made by the Employer hereunder to a Participant shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employer may reasonably determine it should withhold pursuant to any applicable law or regulation.

     3.   Notice of Termination.  During a Standstill Period, a Participant's
          ---------------------
employment may be terminated by the Employer only upon 30 days' written notice to the Participant.

     4.   Notices.  All notices shall be in writing and shall be deemed given
          -------
five days after mailing in the continental United States by registered or certified mail, or upon personal receipt after delivery, telex, telecopy or telegram, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

          To the Employer:     c/o BJ's Wholesale Club, Inc.
                               One Mercer Road
                               Natick, Massachusetts 01760
                               Attention:  Treasurer

          To the Participant:  At his home address,
                               as last shown on the
                               records of the Employer

     5.   Severability.  In the event that any provision of this Plan shall be
          ------------
determined to be invalid or unenforceable, such provision shall be enforceable in any other jurisdiction in which valid and enforceable. In any event the remaining provisions shall remain in full force and effect to the fullest extent permitted by law.

     6.   Continued Employment.  This Plan shall not give a Participant any
          --------------------
right of continued employment or any right to any compensation or benefits from the Company or the Employer except the benefits specifically provided for herein and shall not limit the Employer's right to change the terms of or terminate the Participant's employment, with or without Cause, at any time other than during a Standstill Period, except as may be otherwise provided in a written employment agreement between the Participant and the Employer.

     7.   Amendment and Termination.  This Plan shall be effective as of the
          -------------------------
Effective Date through March 31, 2002; provided that on March 31, 2000 and each March 31 thereafter, the termination date provided in this clause shall be automatically extended for an additional year (the "Date") (so that on March 31, 2000 the Date shall become March 31, 2003, and so on) unless, not later than 90 days prior to any March 31, the Company acting by its Board of Directors elects not to renew this Plan. Notwithstanding the foregoing, this Plan and the employee benefits described herein may be amended or terminated as to all Participants or as to any specific Participant at any time by the Company acting by its Board of Directors and shall be automatically terminated with respect to any specific Participant upon the first to occur of the following: (i) he no longer has the title "Senior Vice President," "Vice President," "Assistant Vice President," "Manager of," "Buyer," or "Regional Manager" or is no longer a "Manager" or a "staff person in Grades 27-32" (or such other management title or category as the Board of Directors of the Company may from time to time specify for purposes of Exhibit B, paragraph (j)) or (ii) his employment is terminated or (iii) if he is employed by a Subsidiary of the Company, the Subsidiary either ceases to be a Subsidiary of the Company or sells or otherwise disposes of all or substantially all of its assets; provided that no such amendment or termination which occurs during a Standstill Period shall terminate or affect the existing rights of any Participant hereunder except that all such rights shall terminate as to a Participant employed by a Subsidiary which has either ceased to be a Subsidiary of the Company or sold all or substantially all of its assets during a Standstill Period unless the employment of the Participant shall have been terminated in a Qualified Termination within 90 days of such event.

     8.   Legal Fees and Expenses.  The Employer shall pay all legal fees and
          -----------------------
expenses, including but not limited to counsel fees, stenographer fees, printing costs, etc. incurred by a Participant in reasonably contesting or disputing that the termination of his employment during a Standstill Period is for Cause or other than for good reason (as defined in Exhibit A, paragraph (k)) or in obtaining any right or benefit to which the Participant is entitled under this Plan. Any amount payable under this Plan that is not paid when due shall accrue interest at the prime rate as from time to time in effect at BankBoston (or any successor thereto, or if there is no successor entity thereto, such other commercial banking institution as shall be selected by the Executive Compensation Committee of the Company's Board of Directors) until paid in full.

     9.   Binding on Successors.  This Plan shall be binding on any successor to
          ---------------------
all or substantially all of the Company's business or assets.

     10.  Governing Law.  This Plan shall be governed by the laws of the
          -------------
Commonwealth of Massachusetts.

                                   EXHIBIT A
                                  Definitions
                                  -----------

     The following terms as used in this Plan and Exhibits shall have the following meanings:

     (a) "Base Salary" shall mean the Participant's weekly base salary, exclusive of any bonus or other benefits he may receive; provided, however, that
                                                         --------  -------
for purposes of Section 1.02(c) only, Base Salary shall include the dollar amount of any auto allowance.

     (b) "Cause" shall mean, with respect to any Participant, (i) dishonesty,
(ii) conviction of a felony, (iii) gross neglect of duties (other than as a result of Incapacity, Disability or death), or (iv) conflict of interest; provided that for purpose of clauses (iii) or (iv) any such gross neglect or conflict shall continue for 30 days after the Company gives written notice to the Participant requesting the cessation of such gross neglect or conflict, as the case may be.

     In respect of any termination during a Standstill Period, the Participant shall not be deemed to have been terminated for Cause until the later to occur of (i) the 30th day after notice of termination is given and (ii) the delivery to the Participant of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Company's directors at a meeting called and held for that purpose (after reasonable notice to the Participant), and at which the Participant together with his counsel was given an opportunity to be heard, finding that the Participant was guilty of conduct described in the definition of "Cause" above, and specifying the particulars thereof in detail; provided, however, that the Company may suspend the Participant and withhold
--------  -------
payment of his Base Salary from the date that notice of termination is given until the earliest to occur of (a) termination of the Participant for Cause effected in accordance with the foregoing procedures (in which case the Participant shall not be entitled to his Base Salary for such period), (b) a determination by a majority of the Company's directors that the Participant was not guilty of the conduct described in the definition of "Cause" above (in which case the Participant shall be reinstated and paid any of his previously unpaid Base Salary for such period), or (c) the 90th day after notice of termination is given (in which case the Participant shall be reinstated and paid any of his previously unpaid Base Salary for such period).

     (c) "Change of Control" shall have the meaning set forth in Exhibit C.

     (d) "Company" shall mean BJ's Wholesale Club, Inc. or any successor.

     (e) "Date of Termination" shall mean the date on which the Participant's employment is terminated.

     (f) "Disability" shall have the meaning given it in the Company's long-term disability plan. A Participant's employment shall be deemed to be terminated for Disability on the date on which the Participant is entitled to receive long-term disability compensation pursuant to such long-term disability plan.

     (g) "Employer" shall have the meaning set forth in the first paragraph of this Plan.

     (h) "Effective Date" shall mean January 11, 2000.

     (i) "Incapacity" shall mean a disability (other than Disability within the meaning of paragraph (f) of this Exhibit A) or other impairment of health that renders the Participant unable to perform his duties to the satisfaction of the Executive Compensation Committee of the Board of Directors of the Company. If by reason of Incapacity the Participant is unable to perform his duties for at least six months in any 12-month period, upon written notice by the Company to the Participant the employment of the Participant shall be deemed to have been terminated by reason of Incapacity.

     (j) "Participant" shall mean any employee of the Employer who has the management title "Senior Vice President," "Vice President," "Assistant Vice President," "Manager of," "Buyer," or "Regional Manager" and other Managers and staff personnel who are ranked at Grades 27 through 32 (or such other management title or category as the Board of Directors of the Company may from time to time specify, with reference to this definition), and who does not have a separate severance agreement with the Employer relating to a Change of Control. The Company shall keep a current list of the names of all Participants.

     (k) "Qualified Termination" shall mean the termination of the Participant's employment during a Standstill Period (i) by the Employer other than for Cause, or (ii) by the Participant for good reason, or (iii) by reason of death, Incapacity or Disability.

     For purposes of this definition, termination for "good reason" shall mean, with respect to any Participant, the voluntary termination by the Participant of his employment (A) within 120 days after the occurrence without the Participant's express written consent of any of the events described in clauses
(I), (II), (III), (IV), (V) or (VI) below, provided that the Participant gives notice to the Company at least 30 days in advance requesting that the situation described in those clauses be remedied, and the situation remains unremedied upon expiration of such 30-day period; or (B) within 120 days after the occurrence without the Participant's express written consent of the events described in clauses (VII) or (VIII) below, provided that the Participant gives notice to the Company at least 30 days in advance:

     (I) the assignment to him of any duties inconsistent with his positions, duties, responsibilities, and status with the Employer immediately prior to a Change of Control, or a change in the Participant's titles or offices as in effect immediately prior to a Change of Control, or any removal of the Participant from or any failure to reelect him to such positions, except in connection with the termination of the Participant's employment by the Employer for Cause or by the Participant other than for good reason; or

     (II) if the Participant's rate of Base Salary for any fiscal year is less than 100 percent of the rate of Base Salary paid to the Participant in the completed fiscal year immediately preceding the Change of Control, or if the Participant's total cash compensation opportunities, including salary and incentives, for any fiscal year are less than 100 percent of the total cash compensation opportunities made available to the Participant in the completed fiscal year immediately preceding the Change of Control, unless any such reduction represents an overall reduction of no more than 5 percent of the rate of Base Salary paid or cash compensation opportunities made available, as the case may be, and affects all other employees having similar job titles (it being the Employer's burden to establish this fact); or

   (III) the failure of the Employer to continue in effect any benefit or perquisite, or any pension, life insurance, medical insurance or disability plan in which the Participant was participating immediately prior to a Change of Control (the "Benefits", individually, a "Benefit") unless the Employer provides the Participant substantially similar Benefits, or the taking of any action by the Employer that would adversely affect the Participant's participation in or materially reduce any of the Participant's Benefits or deprive the Participant of any material Benefit enjoyed by the Participant immediately prior to a Change of Control, unless any elimination or reduction of any Benefit, or any adverse effect on Participant's participation has an aggregate value equal to no more than 5 percent of the Benefits, and affects all other employees having similar job titles or in similar grades (it being the Employer's burden to establish this fact); or

   (IV) any purported termination of the Participant's employment by the Employer for Cause during a Standstill Period which is not effected in compliance with paragraph (b) of this Exhibit; or

   (V) any relocation of the Participant of more than 40 miles from the place where the Participant was located at the time of the Change of Control; or

   (VI) any other breach by the Company with respect to the Participant of any provision of this Plan; or

   (VII) the Company sells or otherwise disposes of, in one transaction or a series of related transactions, assets or earning power aggregating more than 30 percent of the assets (taken at asset value as stated on the books of the Company determined in accordance with generally accepted accounting principles consistently applied) or earning power of the Company (on an individual basis) or the Company and its Subsidiaries (on a consolidated basis) to any other Person or Persons (as those terms are defined in Exhibit C); or

   (VIII) if the Participant is employed by a Subsidiary of the Company, such Subsidiary either ceases to be a subsidiary of the Company or sells or otherwise disposes of, in one transaction or a series of related transactions, assets or earning power aggregating more than 30 percent of the assets (taken at asset value as stated on the books of the Subsidiary determined in accordance with generally accepted accounting principles consistently applied) or earning power of such Subsidiary (on a non-consolidated basis) or such Subsidiary and its subsidiaries (on a consolidated basis) to any other Person or Persons (as those terms are defined in Exhibit C).

     (l) "Standstill Period" shall be the period commencing on the date of a Change of Control and continuing until the close of business on the last business day of the 24th calendar month following such Change of Control.

     (m) "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock or with respect to determining the Subsidiaries of a Subsidiary in paragraph (k) (VIII) of this Exhibit A, shall mean any corporation in which the Subsidiary owns, directly or indirectly, 50 percent or more of the total combined power of all classes of stock.

                             EXHIBIT B, as amended

          Determination of Benefits Following a Qualified Termination
          -----------------------------------------------------------


 The "Applicable Number of Weeks" with respect to a Participant is as follows:


     -------------------------------------------------------------------------------------------------
     If the Participant's title immediately prior to the       The Applicable Number of Weeks is...
     Change of Control is...
     -------------------------------------------------------------------------------------------------
     Senior Vice President                                   78 weeks
     -------------------------------------------------------------------------------------------------
     Vice President                                          65 weeks
     -------------------------------------------------------------------------------------------------
     Assistant Vice President                                52 weeks
     -------------------------------------------------------------------------------------------------
     Manager of                                              The greater of 39 weeks or 4 weeks per
                                                             year of service (but no more than 52
                                                             weeks)
     -------------------------------------------------------------------------------------------------
     Buyer                                                   The greater of 39 weeks or 4 weeks per
                                                             year of service (but no more than 52
                                                             weeks)
     -------------------------------------------------------------------------------------------------
     Regional Manager                                        The greater of 39 weeks or 4 weeks per
                                                             year of service (but no more than 52
                                                             weeks)
     -------------------------------------------------------------------------------------------------
     Other Managers and Staff Grades 27-32                   The greater of 39 weeks or 4 weeks per
                                                             year of service (but no more than 52
                                                             weeks)
     -------------------------------------------------------------------------------------------------

                                   EXHIBIT C


                        Definition of Change of Control
                        -------------------------------

For the purposes of this Plan, a "Change of Control" shall mean:

          (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which satisfies the criteria set forth in clauses (i), (ii) and (iii) of subsection (c) of this definition; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequently to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board (except that this proviso shall not apply to any individual whose initial assumption of office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board); or

          (c) Consummation of a reorganization, merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which as used in section
(c) of this definition shall include, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person

(excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation and (iii) at least half of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.